UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

675 West Hasting Street, Suite 711
Vancouver, BC V6B 1N2
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 2, 2012, the Registrant appointed Robert L. Chapman as its Chief Financial Officer.

Mr. Chapman is currently in the Mining Consulting business where he provides senior executive financial services for clients. Current clients include Yukon Nevada Resources, St. Augustine Gold & Copper, Josephine Mining Corp., Morningstar Mining and several others. He worked for Newmont Mining Corp for three years in the role of Regional Vice President where he is part of the management team that oversees the overall North American Operations. Prior to that he Was in the consulting business and his clients and positions included; St. Joe Minerals Ltd (a private company) as their Chief Financial Officer, Ascendant Copper Corporation as their Chief Administrative Officer and Vice President and Chief Financial Officer of Apollo Gold Inc. where he was responsible for the administration of the company’s human resources, accounting, information systems and community/political affairs departments. From 1989 to April 2000 Mr. Chapman worked for and helped build and develop the Goldstrike Mine in Elko, Nevada for Barrick Gold Inc. Mr. Chapman is a graduate of Idaho State University (B.A. Accounting) and has received his CPA certificate. He has served as President of the Board of Trustees of the Northwest Mining Association during 2004 and 2005, was a member of the Elko County Commission from 1992 to 1998 and served as its Chairman from 1992 to 1995. Mr. Chapman has been a member of the Nevada Taxpayers Association, the Montana and Idaho State Society of CPAs and has been a member of the Board of Trustees of the Nevada Mining Association and of the Desert Research Institute. Mr. Chapman is also a Certified Purchasing Manager (CPM). He is a current board member of Thunder Mtn Gold Company, Josephine Mining Corporation and RMMI Inc.

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Chapman and any other director or executive officer of the Registrant. The Registrant knows of no transactions involving the Registrant during the last two years in which Mr. Chapman had a direct or indirect interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of its directors, officers and Mr. Chapman pursuant to which he was selected to serve as Chief Financial Officer.

In relation to Mr. Chapman’s appointment as Chief Financial Officer, the Registrant has agreed to compensate Mr. Chapman at a rate of $200,000 per year, with a standard benefits package of medical, dental, life and disability coverage. If the Registrant terminates the services of Mr. Chapman without cause or Mr. Chapman terminates his services for good cause, in each case before the end of the term of the agreement, the Registrant will pay Mr. Chapman severance in the form of 5 months pay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION.
(Registrant)

Dated: April 6, 2012	By: /s/ James O’Neil
James O’Neil
Interim Chief Executive Officer